EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP,
                             INDEPENDENT ACCOUNTANTS

The Board of Directors
Emerson Electric Co.

     We hereby consent to the use of our report dated November 3, 1997, on the consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 1997 and 1996, and for each of the years in the three-year period ended September 30, 1997, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting for postemployment benefits.

                                              /s/  KPMG PEAT MARWICK LLP

                                              St. Louis, Missouri
                                              November 2, 1998